As filed with the Securities and Exchange Commission on March 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________

NYMOX PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Bahamas	Not applicable.
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Bay & Deveaux Streets

Nassau, The Bahamas

 (Address of principal executive offices)

Contact person: Erik Danielsen

Tel. (800) 936-9669; email: edanielsen@nymox.com, fax: (514) 332-2227

Peter D. Maynard

Counsel & Attorneys

Bay & Deveaux Sts, 2nd Floor

P.O. Box N-1000

Nassau, The Bahamas

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Cutler Law Group, P.C.

6575 West Loop South, Suite 500

Bellaire, Texas 77401

Tel. (713) 888-0040; email: rcutler@cutlerlaw.com; fax (713)583-7150

_____________

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

_____________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_____________

The information in this prospectus is not complete and may be changed. The selling security holders named in this prospectus may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling security holders named in this prospectus are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2022

PROSPECTUS

Nymox Pharmaceutical Corporation

3,878,789 Shares of Common Stock

193,939 Placement Agent Warrants and the underlying Shares of Common Stock

This prospectus relates to the proposed resale by the selling security holders names in this prospectus or their permitted assigns of (i) up to 3,878,789 shares of common stock underlying warrants (the “Investor Warrants”) issued to institutional and accredited investors in a private placement consummated March 22, 2022 (the “Private Placement”), (ii) 193,939 common stock purchase warrants issued to A.G.P./Alliance Global Partners or their affiliates (the “Agent Warrants”), and (iii) up to 193,939 shares of common stock underling the Agent Warrants, all as further described herein. We will not receive any proceeds from the sale of the shares of common stock by the selling security holders. However, we will receive payment of the exercise price upon any exercise of the Investor Warrants and Agent Warrants to the extent they are exercised on a cash basis, and any such proceeds we receive will be used for general corporate purposes and for working capital.

The shares of common stock may be sold directly by the selling security holders on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. The Agent Warrants, and shares of common stock underlying the Investor Warrants and Agent Warrants, may be sold by the selling security holders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus describes the general manner in which the shares may be offered and sold by the selling security holders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. Any such prospectus supplement may also add, update or change information in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “NYMX.” On March 25, 2022, the closing price of our common stock on the Nasdaq Capital Market was $1.20 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 9 of this prospectus and contained in our filings made with the Securities and Exchange Commission and any applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

______________________

The date of this Prospectus is , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This prospectus describes the general manner in which the selling security holders identified in this prospectus may offer, from time to time, in one or more transactions: (i) up to 3,878,789 shares of common stock underlying the Investor Warrants issued in the Private Placement, (ii) 193,939 Agent Warrants, and (iii) up to 193,939 shares of common stock underling the Agent Warrants.

This prospectus only provides you with a general description of the securities that may be sold in these transactions. If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to this offerings. This prospectus does not contain all of the information included in the registration statement we filed with the SEC. For further information about us or the common stock offered hereby, you should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectuses, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, and any accompanying supplement to this prospectus are not an offer to sell the common stock, and not soliciting an offer to buy the common stock by the selling security holders in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or, any applicable prospectus supplement or any related free writing prospectuses, as well as information we have previously filed with the SEC, and incorporated by reference, is accurate only as of the date on the cover of those documents. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. To the extent there are inconsistencies between any prospectus supplement, this prospectus and/or any documents incorporated by reference, the document with the most recent date will control.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference should be made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this Prospectus that is derived from financial statements incorporated by reference is prepared prepared in accordance with International Financial Reporting Standards (“IFRS”) and its interpretations as issued by the International Accounting Standards Board (“IASB”).

References in this prospectus to the “Company”, “Nymox,” “we”, “us”, and “our” refer to Nymox Pharmaceutical Corporation unless otherwise specified.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable Prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a biopharmaceutical company focused on developing our drug candidate, NX-1207, for the treatment of benign prostatic hyperplasia (BPH), a common condition of older men caused by enlargement of the prostate, and, since 2012, for the treatment of low-grade localized prostate cancer. We also currently market NicAlertTM and TobacAlertTM, tests that use urine or saliva to detect use of tobacco products or exposure to second-hand smoke. We have an extensive patent portfolio covering our marketed products, our investigational drug as well as other therapeutic and diagnostic indications.

Our lead drug candidate, NX-1207, is a selective pro-apoptotic protein that when injected into the prostate causes localized cell death and tissue loss without harming adjacent tissues. Apoptosis is a natural form of programmed cell death routinely used by the human body to eliminate unneeded cells without releasing harmful substances into the surrounding area.

We are currently developing NX-1207 as a focal treatment for low grade localized prostate cancer. Prostate cancer is the most commonly diagnosed cancer in men, other than skin cancer, and is the second leading cause of cancer death for men. About 1 in 6 men will be diagnosed with prostate cancer during their lifetime. Most cases of prostate cancer are detected via prostate-specific antigen (PSA) screening and usually found to be localized tumors.

There is an unmet need for a safe and effective treatment of low grade localized prostate cancer. Surgical removal of the prostate (radical prostatectomy) and radiation therapy with or without androgen deprivation therapy are the most common active treatment options for localized prostate cancer but can have significant short- and long- term adverse effects, including impotence, urinary dysfunction, and other complications. The alternative is to choose active surveillance without active treatment. This avoids the risks of active treatment but has its own serious drawbacks, including anxiety associated with living with cancer and the uncertainties surrounding the risk of progression, particularly for men in their 50s and 60s with many years of life expectancy ahead. The drop-out rate from active surveillance can range from 1/3 to ½ of men with low grade localized prostate cancer.

Corporate Information

Nymox Pharmaceutical Corporation was incorporated under the Canada Business Corporations Act in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private Corporation which had been carrying on research and development Nymox Pharmaceutical Corporation was incorporated under the Canada Business Corporations Act in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private Corporation which had been carrying on research and development since 1989 on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer’s disease. In 2015 we changed our domicile to The Bahamas.

We have funded our operations and projects primarily by selling Nymox’s equity securities. On December 1, 1996, our common shares began trading on the Nasdaq Stock Market. Nymox’s common shares also traded on the Montreal Exchange from December 18, 1995 to November 19, 1999.

Nymox has two subsidiaries: one wholly-owned subsidiary named Nymox Corporation (“Nymox Corporation”), and a wholly owned subsidiary, Serex, Inc. (“Serex”), acquired in 2000. Both subsidiaries are based in the same building in Hasbrouck Heights, New Jersey. Nymox Corporation conducts research and development, while Serex conducts research and development and certain manufacturing for NicAlert™ and TobacAlert™.

Our principal executive office is located at Bay & Deveaux Sts., Nassau, The Bahamas. Our phone number is (800) 936-9669; our fax number is (514) 332-2227. Our two subsidiaries are located at 777 Terrace Avenue, Hasbrouck Heights, NJ 07604. Our common shares currently trade on The Nasdaq Capital Market, or Nasdaq under the ticker symbol “NYMX.” We maintain a website at www.nymox.com. Any information contained in or accessible through our website is not part of this prospectus.

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ABOUT THIS OFFERING

This prospectus relates to the resale by the selling security holder identified in this prospectus of up to 4,072,729 shares of our common stock. All of the shares, when sold, will be sold by these selling security holders (which includes any pledgees, assignees and successors-in-interest). The selling security holders may sell its shares of common stock from time to time at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling security holders.

Securities Offered by Selling Security holders:	Up to 3,878,789 shares of common stock underlying the Investor Warrants issued in the Private Placement, 193,939 Agent Warrants, and up to 193,939 shares of common stock underling the Agent Warrants.

Common Stock Outstanding Prior to this Offering	88,374,789 (does not include up to 4,072,728 shares issuable upon exercise of warrants by the selling security holders)

Selling Security Holders:

All of the shares of common stock are being offered by the selling security holders named herein.

See “Selling Security Holders” on page 11 of this prospectus for more information on the selling security holders.

Use of Proceeds:	We will not receive any proceeds from the sale of the 4,072,729 shares of common stock underlying warrants or the Agent Warrants by the selling security holders under this prospectus.

Risk Factors:

An investment in the common stock offered under this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should consider carefully when making an investment decision.

Registration Rights

Under the terms of the securities purchase agreements and placement agent agreement entered into with the selling security holders, we have agreed to file this registration statement with respect to the registration of the resale by the selling security holders of the common stock and warrants offered hereby, by the 10th calendar day after March 18, 2022, and cause the registration statement to be declared effective by the SEC by the 20th calendar day after March 18, 2022, subject to certain exceptions.

Plan of Distribution

The selling security holders named in this prospectus, may sell all or a portion of the securities held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.

Nasdaq Symbol:	“NYMX.”

The number of shares of common stock to be outstanding immediately after this offering is based on 88,374,789 shares of common stock outstanding as of March 25, 2022, and excludes as of such date:

•	6,398,000 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $4.08 per share;

•	2,500,000 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $8.00 per share;

•	3,878,789 shares of common stock issuable upon the exercise of the Investor Warrants, as described elsewhere in this prospectus, at an exercise price of $2.00 per share; and

•	193,939 shares of common stock issuable upon the exercise of the Agent Warrants, as described elsewhere in this prospectus, at an exercise price of $2.06 per share.

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RISK FACTORS

An investment in our common stock involves certain risks, which should be carefully considered by prospective investors before investing in our common stock. You should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” in the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 29, 2021 as amended on June 11, 2021, our Quarterly Report on Form 6-K for the quarter ended June 30, 2021, filed or furnished with the SEC on August 13, 2021, and our Quarterly Report on Form 6-K for the quarter ended September 30, 2021, filed or furnished with the SEC on November 12, 2021, which are each incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with this Offering

Future sales of common stock by us could cause our stock price to decline and dilute your ownership percentage in our company.

There are currently 6,398,000 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $4.08 per share; 2,500,000 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $8.00 per share; 3,878,789 shares of common stock issuable upon the exercise of the Investor Warrants, as described elsewhere in this prospectus, at an exercise price of $2.00 per share; and 193,939 shares of common stock issuable upon the exercise of the Agent Warrants, as described elsewhere in this prospectus, at an exercise price of $2.06 per share. We are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will dilute your ownership percentage in our company.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

We cannot predict when, or whether, we will declare a dividend on our common stock which may adversely impact the market price of our stock.

No cash dividends have been declared or paid by us on our stock during either of the two most recent fiscal years or the period through the date of this prospectus supplement. Our board of directors declares dividends when, in its discretion, it determines that a dividend payment, as opposed to another use of cash, is in the best interests of the stockholders. Such decisions are based on the facts and circumstances then existing including, without limitation, our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. As a result, we cannot predict when, or whether, any dividend on our common stock will be declared in the future.

All of our existing and future indebtedness rank senior to our common stock in the event of a liquidation, winding up or dissolution of our business.

In the event of our liquidation, winding up or dissolution, our assets would be available to make payments to holders of all existing and future indebtedness before payments to holders of our common stock. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying amounts to the holders of our indebtedness, to pay anything to common stockholders. As of September 30, 2021, we had total liabilities of approximately $2.268 million. Any liquidation, winding up or dissolution of our company or of any of our wholly or partially-owned subsidiaries would have a material adverse effect on holders of our common stock.

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USE OF PROCEEDS

All shares of our ordinary shares offered by this prospectus are being registered for the account of the selling security holders. We will not receive any proceeds from the sale of the 4,072,729 shares of common stock by the selling security holders under this prospectus. However, if all of the Investor Warrants and Agent Warrants are exercised for cash, we will receive proceeds of $7,797,493 as and when they are exercised. We currently intend to use such proceeds, if any, for general corporate purposes, which may include, but are not limited to, working capital, strategic acquisitions and other potential business development activities, and ongoing research and development activities. If the selling security holders elect to exercise the Investor Warrants and Agent Warrants by means of a “cashless exercise,” as is allowed pursuant to the terms of the Investor Warrants and Agent Warrants, we will not receive any proceeds upon exercise of the Investor Warrants and Agent Warrants.

We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the selling security holders.

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SELLING SECURITY HOLDERS

This prospectus covers the sale by the selling security holders of up to an aggregate of 3,878,789 shares of common stock underlying the Investor Warrants, 193,939 Agent Warrants and up to 193,939 shares of common stock underlying the Agent Warrants. We are registering the securities in order to permit the selling security holders to offer the shares for resale from time to time.

The Offering

General

On March 22, 2022, concurrently with the closing of the sale of an aggregate of 3,878,789 shares of common stock, pursuant to securities purchase agreements with institutional and accredited investors, the Company consummated the Private Placement and issued to such investors unregistered warrants to purchase up to an aggregate of 3,878,789 shares of our common stock, at an initial exercise price equal to $2.00 per share (the “Offering”).

Each Investor Warrant is exercisable, in whole or in part, from that date and have a term of exercise equal to five years from the date on which the shares of common stock underlying such warrant are freely tradable pursuant to that date that this registration statement is declared effective. Subject to limited exceptions, a holder of Investor Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% subject to the holder’s election) of the number of shares of our common stock outstanding immediately after giving effect to such exercise. The Investor Warrants provide that in the event of certain enumerated fundamental transactions, each holder of Investor Warrants will have the option to require us to purchase its warrants for the “Black-Scholes” value of the warrants with the same type and form of consideration that is payable in connection with the applicable fundamental transaction. In addition, if at the time of the exercise of the Investor Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Investor Warrants, then the Investor Warrants may be exercised by means of a “cashless exercise.”

In addition to the selling security holders described above, pursuant to a Placement Agent Agreement dated March 18, 2022 between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”) in connection with the Offering, we agreed to issue to the Placement Agent (and/or its designees) the Agent Warrants to purchase up to an aggregate of 193,939 shares of common stock, or 5.0% of the shares of common stock sold in the Offering. The Agent Warrants are exercisable, in whole or in part, from that date and have a term of exercise equal to five years from the date on which the shares of common stock underlying such warrant are freely tradable pursuant to that date that this registration statement is declared effective. The Agent Warrants have an exercise price of $2.06, or 125% of the offering price for shares of common stock in the Offering, and otherwise have substantially the same terms as the Investor Warrants sold to the investors in the Private Placement.

Registration Rights

Pursuant to the terms of the securities purchase agreements entered into between us and the investors in the Offering, and the placement agent agreement entered into between us and the Placement Agent in connection therewith, we agreed to file a registration statement with the SEC within ten calendar days of March 18, 2022. We are required to use reasonable commercial best efforts to have such registration statement declared effective by the SEC within 20 calendar days after filing (subject to certain exceptions). We agreed to pay the costs of such registration.

We are obligated to keep a registration statement we file in compliance until the earlier of (i) the date on which all shares of common stock as well as shares of common stock underlying the Investor Warrants and the Agent Warrants covered by the registration statement may be sold without restriction pursuant to Rule 144 of the Securities Act or (ii) five years after filing.

The shares underlying the Investor Warrants, Agent Warrants and shares of common stock underlying the Agent Warrants, are being registered hereto.

Selling Security Holder Table

Other than James G. Robinson, who is an outside director of the Company, to our knowledge, neither the selling security holders nor any affiliates are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, neither the selling security holders nor any of its affiliates have held a position as an officer a director of ours, nor has any selling security holder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling security holders. The shares being offered are being registered to permit public secondary trading of such shares and the selling security holders may offer all or part of the shares they own for resale from time to time in one or more transactions pursuant to this prospectus. To our knowledge, neither the selling security holders nor their affiliates has any family relationships with our officers, other directors or controlling stockholders.

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Each of Thomas J. Higgins, David Bocchi, Carmelo Cataudella, Emanuel Cohen, David Birenbaum, Kevin Oleskewicz, Harry Ioannou, George Anagnostou, Keith Donofrio, Zachary Grodko, and James Tang are affiliated with A.G.P., a registered broker-dealer and the Placement Agent for the Offering, in which A.G.P. received cash and warrant compensation, and each of Thomas J. Higgins, David Bocchi, Carmelo Cataudella, Emanuel Cohen, David Birenbaum, Harry Ioannou, George Anagnostou, Keith Donofrio, Zachary Grodko, and James Tang, as a designee of A.G.P., received Agent Warrants to purchase our common stock.

If any selling security holder is an affiliate of broker-dealers, it and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to such selling security holder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The following table presents information regarding the selling security holders and the shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling security holders without regard to ownership limitations set forth in the applicable agreements or other documents relating to such shares, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling security holders as of the date hereof, and reflects their respective holdings as of May 25, 2022. Except for the ownership of the securities and as described above, each selling security holder has not had any material relationship with us within the past three years. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 thereunder. Further, for purposes of calculation of Beneficial Ownership, it is assumed that all of the Investor Warrants and Agent Warrants are immediately exercisable.

:

Selling Security Holders	Shares Beneficially Owned Prior to Offering	Maximum Number of Warrants to be Sold Pursuant to this Prospectus	Shares Offered issuable upon exercise of Warrants	Shares Beneficially Owned After Offering	Percentage Beneficially Owned(1)(2)
Investors in the Offering:
Warberg WF IX LP (3)	29,713	-	29,713	29,713	*
Warberg WFX LP (3)	29,713	-	29,713	29,713	*
KBB Asset Management LLC (4)	212,120	-	212,120	212,120	*
Intracoastal Capital LLC (5)	151,516	-	151,516	151,516	*
Nomis Bay Ltd (6)	272,727	-	272,727	272,727	*
BPY Limited (7)	181,818	-	181,818	181,818	*
James Robinson (8)	6,013,580	-	1,151,515	4,862,065	5.5%
Orca Capital GmbH Gundyco (9)	120,000	-	120,000	120,000	*
Hudson Bay Master Fund Ltd (10)	303,031	-	303,031	303,031	*
CVI Investments, Inc. (11)	400,000	-	400,000	400,000	*
SHN Financial Investments LTD (12)	150,000	-	150,000	150,000	*
Lind Global Fund II LP (13)	363,000	-	363,000	363,000	*
TEC Opportunities Fund I LP (14)	60,606	-	60,606	60,606	*
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (15)	150,000	-	150,000	150,000	*
3i, LP (16)	303,030	-	303,030	303,030	*

Placement Agent
A.G.P./Alliance Global Partners (17)	0	67,881	67,881	0	*
Thomas J. Higgins (17)	0	1,940	1,940	0	*
David Bocchi (17)	0	25,450	25,450	0	*
Carmelo Cataudella (17)	0	25,450	25,450	0	*
Emanuel Cohen (17)	0	2,133	2,133	0	*
David Birenbaum (17)	0	2,075	2,075	0	*
Kevin Oleskewicz (17)	0	2,133	2,133	0	*
Harry Ioannou (17)	0	19,842	19,842	0	*
George Anagnostou (17)	0	19,842	19,842	0	*
Keith Donofrio (17)	0	8,504	8,504	0	*
Zachary Grodko (17)	0	15,855	15,855	0	*
James Tang (17)	0	2,834	2,834	0	*
Total	3,878,789	193,939	4,072,729	---	---
*	Less than 1%

____________________________

(1)	Based on 88,374,789 shares outstanding as of March 22, 2022.

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(2)

BENEFICIAL OWNERSHIP: Shares held include all shares beneficially owned by the respective selling security holder. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

(3)

Represents 29,713 shares of common stock and 29,713 shares of common stock underlying the warrants held by each of the selling security holders. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Warberg Asset Management LLC, the general partner of Warberg WF IX LP and Warberg WFX LP (together, “Warberg LP”), has voting and investment control over the reported securities. Mr. Daniel Warsh and Mr. Jonathan Blumberg have voting and investment control over Warberg Asset Management LLC. As a result, Messrs. Warsh and Blumberg may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) of the reported securities that are held by Warberg LP. The address for Warberg LP is c/o Warberg Asset Management LLC, 716 Oak Street, Winnetka, IL 60093.

(4)

Represents 212,120 shares of common stock and 212,120 shares of common stock underlying the warrants. Steve Segal is the managing member of KBB Asset Management, LLC (“KBB”) and has voting and dispositive power over the shares held by KBB. The mailing address of KBB is 47 Calle Del Sur, Palm Coast, Florida 32137.

(5)

Represents 151,516 common shares and 151,516 common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal.

(6)

Represents 272,727 shares of common stock and 272,727 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Peter Poole is the director of Nomis Bay Ltd. and has voting and dispositive power, and may be deemed to beneficially own such shares. The business address for Nomis Bay Ltd. is Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.

(7)

Represents 181,818 shares of common stock and 181,818 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Peter Poole is the director of BYP Limited, has voting and dispositive power, and may be deemed to beneficially own such shares. The business address for BPY Limited is Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.

(8)

.Represents 4,702,065 shares of common stock, 160,000 shares of common stock issuable upon the exercise of options held by Mr. Robinson under the Company’s share option plan and 1,515,515 shares of common stock underlying the warrants. Mr. Robinson is a director of the Company.

(9)

Represents 120,000 shares of common stock and 120,000 shares of common stock underling the warrants by Orca Capital GmbH. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Thomas Koenig is a natural control person of Orca Capital GmbH. Mr. Koenig’s contact address is Sperl-Ring 2, 85276 Hettenshausen, Germany.

(10)

Represents 303,031 shares of common stock and 303,031 shares of common stock underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

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(11)

Represents 400,000 shares of common stock and 400,000 shares of common stock underlying the warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. CVI is affiliated with one or more FINRA member, none of whom are currently expected to participate in this securities sale. The mailing address of CVI Investments, Inc. is C/O Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(12)

Represents 150,000 shares of common stock and 150,000 shares of common stock underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. The fund’s beneficial owner is Hadar Shamir and Nir Shamir.

(13)

Reflects 363,000 shares of common stock and 363,000 shares of common stock underlying the warrants. The securities are held directly by Lind Global Fund LP. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Lind Global Partners LLC, the general partner of Lind Global Fund LP, and Jeff Easton, the managing member of Lind Global Partners LLC, may each be deemed to have sole voting and dispositive power with respect to these securities. Each of Lind Global Partners LLC and Jeff Easton disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(14)

Represents 60,606 shares of common stock and 60,606 shares of common stock underlying warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Michael Venezia and William Sterling are co-managing members of the general partner of TEC Opportunities Fund I, LP. The address of the general partner is 101 Park Avenue, 23rd Floor, New York, NY 10178.

(15)

Represents 150,000 shares of common stock and 150,000 shares of common shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(16)

Represents 303,030 shares of common stock and 303,030 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Maier J. Tarlow has sole voting and dispositive power with respect to the shares of common stock held by 3i, LP. The address of 3i, LP is 3i Fund, 140 Broadway 38 FL, New York, New York 10005.

(17)

Represents an aggregate of 193,939 Agent Warrants issued to A.G.P./Alliance Global Partners or the assignees named in the selling security holder table. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding common shares after exercise.

Information concerning the selling security holders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

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12

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling security holders. The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the common stock covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling security holder may use any one or more of the following methods when selling common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling security holders may also sell common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell common stock short and deliver the common stock to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell the common stock. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the sale of the shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) following the date in which selling security holders have has acquired all of the shares issuable under the warrants, the date that the common stock may be resold by the selling security holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date that all of the common stock has been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling security holder or any other person. We will make copies of this prospectus available to the selling security holder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

Our authorized share capital consists of unlimited common stock, with no par value, and unlimited preferred shares, with no par value. The following is a summary of the rights of our common and preferred shares and some of the provisions of our notice of articles and articles. This summary is not complete. For more detailed information, please see our notice of articles and articles, which are filed as exhibits to the registration statement of which this Prospectus is a part, as well as the relevant provisions of the CBCA.

As of May 25, 2022, 89,529,794 shares of common stock were outstanding and no preferred shares were outstanding.

Common Stock

The holders of common stock are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common stock on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our notice of articles and articles do not provide for cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors can elect all of the directors standing for election. Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements, and sales, leases or exchanges of all, or substantially all, of the assets of the Company other than in the ordinary course of business, are required to be approved by a “special resolution”, where a special majority of two-thirds of the votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. Subject to the rights of the holders of preferred shares, the holders of common stock are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the shares common stock carry no preemptive, conversion or subscription rights. All of our outstanding shares common stock are, and the shares common stock to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Shares

Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock , impairing the rights of our common stock in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common stock . The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock and may preclude shareholders from realizing a potential premium over the market value of their shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors. As at the date hereof, there were no preferred shares issued and outstanding.

Listing on the NASDAQ Capital Market

Our common stock are listed on the NASDAQ Capital Market under the symbol “NYMX”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock in the United States and Canada is Computershare Investor Services Inc., with a mailing address at 1500 University Street, 7th Floor Montreal, Quebec H3A 3S8.

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Placement Agent Warrants

We issued to the Placement Agent or its assigns, an aggregate of 193,939 Agent Warrants to purchase shares of common stock. For more information, see “Selling Security Holders” and “Plan of Distribution.” The Agent Warrants and the shares of common stock underlying the Agents Warrants are being registered under this prospectus.

LEGAL MATTERS

We are being represented by Cutler Law Group P.C.; the validity of the securities being offered by this prospectus supplement and legal matters relating to applicable laws will be passed upon for us by Cutler Law Group P.C.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by TPS Thayer LLC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The audit report covering the December 31, 2020, consolidated financial statements contains an explanatory paragraph that states that the failure of two Phase 3 studies of NX-1207 materially affects Nymox Pharmaceutical Corporation’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations, and casts substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses payable by us in connection with the sale of the common stock being registered hereunder. All of the amounts shown shall be paid by us and are estimates except for the SEC registration fee.

SEC Registration Fee	$456.83
Accounting Fees and Expenses	$20,000
Legal Fees and Expenses	$50,000
Miscellaneous	$1,543.17
Total	$72,000

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form F-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying prospectus. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to Corporate Secretary, Nymox Pharmaceutical Corporation, 4 Park Plaza, Suite 630, Irvine, CA 92614 or by visiting our website at www.nymox.com.

We file or furnish annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed or furnished by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(800)-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Nymox. The address of the SEC website is www.sec.gov.

We maintain a website at www.Nymox.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 20-F for the year ended December 31, 2020 (other than information furnished rather than filed), filed with the SEC on March 29, 2021, as amended June 11, 2021;

●	our Quarterly Report on Form 6-K for the quarter ended June 30, 2021 (other than information furnished rather than filed), filed with the SEC on August 13, 2021;

●	our Quarterly Report on Form 6-K for the quarter ended September 30, 2021 (other than information furnished rather than filed), filed with the SEC on November 12, 2021; and

●

our Current Reports on Form 6-K filed with the SEC on May 6, 2021, May 14, 2021, August 13, 2021, November 12, 2021 and November 22, 2021 (other than portions of those documents not deemed to be filed).

We also incorporate by reference into this prospectus supplement and accompanying prospectus all documents we file or furnish under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the initial filing date of the registration statement of which this prospectus supplement is a part and before the effectiveness of the registration statement; and (ii) until all of the common stock to which this prospectus supplement and the accompanying prospectus relates has been sold or the offering is otherwise terminated. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Officers and Directors

Nymox is incorporated under the International Business Companies Act of the Bahamas (“IBCA”). Under the Section 58 of the IBCA, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who — (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. The foregoing only applies to a person if the person acted honestly and in good faith with a view to the best interests of the company.

The Registrant has entered into indemnity agreements with its directors which provide, among other things, that the Registrant will indemnify each such individual to the fullest extent permitted by the IBCA from against all judgments, penalties and fines awarded or imposed in, or amounts paid in settlement of, any proceeding that such individual is joined as a party to by reason of the individual being or having been a director or an officer of the Registrant or an eligible related entity, including a claim for contribution or indemnity or other relief by a person who is or was a director, officer or employee of the Registrant or an eligible related entity, and all expenses actually and reasonably incurred by the individual in respect of such a proceeding. The indemnity agreements provide that the Registrant shall only indemnify any such individual if he or she acted honestly and in good faith with a view to the Registrant’s best interests and, in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant also maintains an insurance policy that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

17

Item 9. Exhibits and Financial Statement Schedules

Exhibit number	Description of Exhibit	Incorporated by Reference or Attached Hereto
4.1	Form of Investor Warrant	Incorporated by reference to Exhibit 4.1 to Form 6-K filed on March 22, 2022.
4.2	Form of Placement Agent Warrant	Incorporated by reference to Exhibit 4.2 to Form 6-K filed on March 22, 2022.
5.1	Opinion of Cutler Law Group, P.C.	Filed herewith
10.1	Securities Purchase Agreement	Incorporated by reference to Exhibit 10.2 to Form 6-K filed on March 22, 2022.
10.2	Placement Agent Agreement	Incorporated by reference to Exhibit 10.1 to Form 6-K filed on March 22, 2022.
23.1	Consent of TPS Thayer LLC, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Cutler Law Group, P.C.	Included in Exhibit 5.1
24.1	Powers of Attorney	Included on the signature page hereto
107	Filing Fee Table	Filed herewith

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Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nassau, Bahamas, on this 28th day of March 2022.

NYMOX PHARMACUETICALS INC.

By:	/s/ DR. PAUL AVERBACK
Dr. Paul Averback
Chief Executive Officer and President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Dr. Paul Averback and Erik Danielsen, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Paul Averback
Dr. Paul Averback	Chief Executive Officer, President and Director	March 28, 2022

/s/ Erik Danielsen
Erik Danielsen	Chief Financial Officer and Controller	March 28, 2022

/s/ Randall Lanham
Randall Lanham	General Counsel, Secretary and Director	March 28, 2022

/s/ James G. Robinson
James G. Robinson	Director	March 28, 2022

/s/ Prof. David Morse
Prof. David Morse	Director	March 28, 2022

/s/ M. Richard Cutler
M. Richard Cutler	Director	March 28, 2022

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